                                                                     Exhibit 4.2

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), 55 WATER STREET, NEW YORK, NEW YORK, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ITS NOMINEE TO A SUCCESSOR DEPOSITORY OR ITS NOMINEE.

Registered No.___
                                   $50,000,000

CUSIP No. 144418 AL 4

                         CARRAMERICA REALTY CORPORATION

                                     FORM OF

                           5.261% SENIOR NOTE DUE 2007

     CARRAMERICA REALTY CORPORATION, a corporation duly organized and existing under the laws of the State of Maryland (herein referred to as the "Company" which term shall include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, upon presentation, the principal sum of Fifty Million Dollars on November 30, 2007 and to pay interest on the outstanding principal amount thereon from November 20, 2002 or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 30 and November 30 in each year, commencing May 30, 2003, at the rate of 5.261% per annum, until the entire principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the

Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency maintained for that purpose in the City of New York, New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payments of principal and interest on the Notes (other than payments of principal and interest due at Maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Notes of this series are one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of January 11, 2002 (the "Indenture"), among the Company, CarrAmerica Realty, L.P., as guarantor (herein called the "Guarantor"), and U.S. Bank National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are authenticated and delivered. This Note is one of the series designated therein.

     Notes of this series may be redeemed at any time at the option of the Company, in whole or in part, in accordance with the terms of Article Eleven of the Indenture, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes.

     As used herein,

     "Make-Whole Amount" means, in connection with any optional redemption, the excess, if any, of (i) the aggregate present value as of the date of the redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of the dollar if the redemption had not been made, determined by discounting, on a semi-annual basis, the principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date the notice of redemption is given) from the respective dates on which the principal and interest would have been payable if the redemption had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

     "Reinvestment Rate" means 0.30% plus the arithmetic mean of the yields under the headings "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the Notes, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to the maturity, yields for the two published maturities most closely corresponding to the maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from those yields on a straight-line basis, rounding each of the relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

     "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United states government securities adjusted to constant maturities or, if the statistical release is not published at the time of any determination of the Make-Whole Amount, then such other reasonably comparable index which shall be designated by the Company.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of each series of Notes then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair (i) the obligation of the Company, which is absolute and unconditional, to pay the principal of (and Make-Whole Amount, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed, or (ii) the obligations of the Guarantor, which are unconditional, in respect of the Guaranteed Obligations.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of (and Make-Whole Amount, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes of this series are issuable only in registered form in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note, or because of any indebtedness evidenced hereby or thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder thereof and as part of the consideration for the issue of the Notes of this series.

     All capitalized terms used but not otherwise defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a "CUSIP" number to be printed on the Notes of this series as a convenience to the Holders of such Notes. No representation is made as to the correctness or accuracy of such CUSIP number as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, CARRAMERICA REALTY CORPORATION has caused this instrument to be duly executed under its corporate seal.

Dated:  November __, 2002

                                       CARRAMERICA REALTY CORPORATION

                                       By:_________________________________
                                       Name:
                                       Title:

[Corporate Seal]

Attest:

________________________




                                       CARRAMERICA REALTY, L.P., as Guarantor

                                       By: CARRAMERICA REALTY GP HOLDINGS,
                                            INC., as General Partner


                                           By______________________________
                                           Name:
                                           Title:

[Corporate Seal]

Attest:

________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

     This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

                                      U.S. BANK NATIONAL ASSOCIATION, as Trustee


                                      By:______________________________
                                      Name:
                                      Title:

                        ________________________________

                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE
---------------------------------
---------------------------------


--------------------------------------------
     (Please Print or Typewrite Name and Address including
                  Zip Code of Assignee)


--------------------------------------------
the within Note of CarrAmerica Realty Corporation and hereby does irrevocably constitute and appoint

----------------------------- Attorney to transfer said Note on the books of the within-named Company with full power of substitution in the premises.

Dated:-------- -----------------------

            ------------------------

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

____________________________________________